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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                   CURRENT REPORT UNDER SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)

                       January 26, 1998 (January 19, 1998)

                         Commission file number 0-29258

                               AQUAPRO CORPORATION
             (Exact name of Registrant as specified in its charter)

         Tennessee                                           62-1598919
         ---------                                           ----------
 (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                       Identification number)

                  4307 Central Pike, Hermitage, Tennessee 37076
--------------------------------------------------------------------------------
              (Address and Zip Code of Principal Executive Offices)

       Registrant's telephone number, including area code: (615) 899-0804

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


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     Item 5.  OTHER EVENTS

     Resignation of Officer and Director

     On January 19, 1998, Patricia G. Hastings, Executive Vice President, Legal Counsel, Secretary and Director of AquaPro Corporation (the Company) resigned her positions with the Company for personal reasons, effective immediately. Ms. Hastings is the wife of George S. Hastings, President, Chief Executive Officer and Chairman of the Board of the Company. Mr. and Ms. Hastings are currently husband and wife but have advised the Company of their plans to divorce. The duties and responsibilities of Ms. Hastings have been assumed by Mr. Hastings and Eric P. Braschwitz, Chief Financial Officer.

     Ms. Hastings has transferred ownership to Mr. Hastings all of her shares of AquaPro Corporation common stock, except for 7,952 shares which she will retain.

     None of these events are expected to have a material impact on the Company or its continuing operations.


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                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                  AquaPro Corporation
                                                  (Registrant)


     Dated: January 26, 1998                      By: /s/ Eric P. Braschwitz
            ----------------                          -------------------------
                                                      Chief Financial Officer